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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          WINTON FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

          OHIO                                         31-1303854
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(State of incorporation)                   (I.R.S. Employer Identification No.)


                    5511 CHEVIOT ROAD, CINCINNATI, OHIO 45247
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               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered

  Common Shares, No par value                     American Stock Exchange, Inc.

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                      ----
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
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         The authorized capital stock of the Registrant consists of 5,000,000 common shares, without par value, and 2,000,000 preferred shares, without par value. At June 25, 1997, 1,986,152 common shares were outstanding. No preferred shares have ever been issued.

         Additional information with respect to the common shares of Winton Financial Corporation (the "Registrant") contained in the Registrant's Pre-Effective Amendment No.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 6, 1995, on pages 55 through 57 under the heading "DESCRIPTION OF WFC COMMON SHARES" and under the headings cross referenced on such pages is incorporated herein by reference.


Item 2.  Exhibits.
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         NONE.

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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             WINTON FINANCIAL CORPORATION
                                             ----------------------------
                                                     (Registrant)


Date: June 30, 1997                                  By:/s/ Robert L. Bollin
                                                        --------------------
                                                        Robert L. Bollin
                                                        President

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